Exhibit 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS
                              __________________

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Vanderbilt Mortgage and Finance, Inc. of our audits of the consolidated financial statements of Clayton Homes, Inc. as of June 30, 1996, 1995 and 1994 and for each of the three years in the period ended June 30, 1996. We also consent to the reference to our Firm under the caption "Experts".

                                   /s/ Coopers & Lybrand L.L.P.
                                   COOPERS & LYBRAND L.L.P.

October 16, 1996